EXHIBIT 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Current Report on Form 8-K of our report dated July 03,1998, relating to the financial statements of JDS FITEL, Inc. incorporated at Item 7 (a) by reference to the Proxy Statement dated June 2, 1999, (File No. 000-22874).


                                   /s/ PriceWaterhouseCoopers LLP

Ottawa, Ontario
July 09, 1999